PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 3RD QUARTER 2022 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the third quarter ended September 30, 2022.
Financial Highlights:
•3RD QUARTER GAAP NET LOSS OF $0.88 PER DILUTED COMMON SHARE
•3RD QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $0.27 PER DILUTED COMMON SHARE.
•GAAP BOOK VALUE OF $7.44 PER COMMON SHARE

Business Highlights:

Third Quarter

•Extended an existing $489 million non-mark-to-market facility by 29 months to February 2025
•Entered into $885 million pay fixed interest rate swaps
•Committed to purchase $687 million Residential Loans
•Purchased and closed on $66 million Business Purpose Loans
•Sponsored $370 million CIM 2022-R3 Securitization, which reduced our recourse leverage

Post Quarter

•Cash balance increased to about $350 million as of October 31, 2022
•Entered an additional $1.1 billion of pay fixed interest rate swaps
•Entered $250 million 2-year, non-mark-to-market financing facility bringing our non and limited mark-to- market financing to nearly 50%
•Expect to close the purchase of $476 million Residential Loans into a long-term non-mark-to market structure which we expect will generate double digit returns
•Sponsored $145 million CIM 2022-NR1 Securitization, which further reduced our recourse leverage

“In the third quarter, elevated market volatility led to higher rates and wider spreads putting further pressure on our book value. However, these market conditions have brought new opportunities on both sides of the balance sheet”, said Mohit Marria, CEO and Chief Investment Officer. “This quarter we committed to purchasing approximately $750 million mortgage loans, completed a $370 million securitization, and entered into $885 million of new interest rate swaps as a liability hedge against further increases in interest rates.” Mr. Marria further stated, “Since quarter end, we have increased our cash position, entered into an additional $1.1 billion of hedges, closed a new non-mark-to-market financing facility, expect to close a purchase of jumbo prime loans into another long-term non-mark-to-market structure, and lastly, completed a $145 million securitization. We believe we are well positioned to take advantage of new market opportunities and that our patience and investment discipline will benefit our shareholders over the long-term.”

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	September 30, 2022	December 31, 2021
Cash and cash equivalents	$86,234	$385,741
Non-Agency RMBS, at fair value (net of allowance for credit losses of $3 million and $213 thousand, respectively)	1,191,298	1,810,208
Agency RMBS, at fair value	38,470	60,487
Agency CMBS, at fair value	427,984	761,208
Loans held for investment, at fair value	11,707,299	12,261,926
Receivable for investments sold	14,118	—
Accrued interest receivable	69,330	69,513
Other assets	130,198	58,320
Derivatives, at fair value	4,389	—
Total assets (1)	$13,669,320	$15,407,403
Liabilities:
Secured financing agreements ($3.8 billion and $4.4 billion pledged as collateral, respectively)	$2,820,931	$3,261,613
Securitized debt, collateralized by Non-Agency RMBS ($281 million and $365 million pledged as collateral, respectively)	79,967	87,999
Securitized debt at fair value, collateralized by Loans held for investment ($10.6 billion and $11.0 billion pledged as collateral, respectively)	7,354,311	7,726,043
Payable for investments purchased	644,120	477,415
Accrued interest payable	25,773	20,416
Dividends payable	63,860	86,152
Accounts payable and other liabilities	26,654	11,574
Total liabilities (1)	$11,015,616	$11,671,212

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 231,751,256 and 236,951,266 shares issued and outstanding, respectively	2,318	2,370
Additional paid-in-capital	4,314,942	4,359,045
Accumulated other comprehensive income	244,204	405,054
Cumulative earnings	3,941,742	4,552,008
Cumulative distributions to stockholders	(5,849,874)	(5,582,658)
Total stockholders' equity	$2,653,704	$3,736,191
Total liabilities and stockholders' equity	$13,669,320	$15,407,403
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2022, and December 31, 2021, total assets of consolidated VIEs were $10,790,005 and $10,666,591, respectively, and total liabilities of consolidated VIEs were $7,005,717 and $7,223,655, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2021
Net interest income:
Interest income (1)	$188,303	$195,357	$585,835	$716,384
Interest expense (2)	83,464	78,467	226,403	260,029
Net interest income	104,839	116,890	359,432	456,355

Increase (decrease) in provision for credit losses	(1,534)	4,497	3,203	(58)

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	10,307	(1,618)	8,689	—
Periodic interest cost of swaps, net	(122)	—	(122)	—
Net gains (losses) on derivatives	10,185	(1,618)	8,567	—
Net unrealized gains (losses) on financial instruments at fair value	(239,513)	(239,246)	(848,925)	545,643
Net realized gains (losses) on sales of investments	(37,031)	—	(37,031)	45,313
Gains (losses) on extinguishment of debt	—	(2,897)	(2,897)	(284,535)
Other investment gains (losses)	(462)	980	517	—
Total other gains (losses)	(266,821)	(242,781)	(879,769)	306,421

Other expenses:
Compensation and benefits	10,000	8,859	30,211	35,363
General and administrative expenses	4,836	5,944	16,493	16,672
Servicing and asset manager fees	8,516	9,315	27,122	27,659
Transaction expenses	2,341	6,727	12,872	25,614
Total other expenses	25,693	30,845	86,698	105,308
Income (loss) before income taxes	(186,141)	(161,233)	(610,238)	657,526
Income taxes	4	94	28	5,146
Net income (loss)	$(186,145)	$(161,327)	$(610,266)	$652,380

Dividends on preferred stock	18,438	18,438	55,283	55,313

Net income (loss) available to common shareholders	$(204,583)	$(179,765)	$(665,549)	$597,067

Net income (loss) per share available to common shareholders:
Basic	$(0.88)	$(0.76)	$(2.84)	$2.57
Diluted	$(0.88)	$(0.76)	$(2.84)	$2.42

Weighted average number of common shares outstanding:
Basic	231,750,422	235,310,440	234,671,912	232,717,010
Diluted	231,750,422	235,310,440	234,671,912	247,358,823

Dividends declared per share of common stock	$0.23	$0.33	$0.89	$0.96
(1) Includes interest income of consolidated VIEs of $139,598 and $140,209 for the quarters ended September 30, 2022 and June 30, 2022, respectively, and $410,873 and $446,198 for the nine months ended September 30, 2022 and 2021, respectively. See Note 9 to consolidated financial statements for further discussion.
(2) Includes interest expense of consolidated VIEs of $50,030 and $50,193 for the quarters ended September 30, 2022 and June 30, 2022, respectively, and $142,714 and $159,666 for the nine months ended September 30, 2022 and 2021, respectively. See Note 9 to consolidated financial statements for further discussion.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2021
Comprehensive income (loss):
Net income (loss)	$(186,145)	$(161,327)	$(610,266)	$652,380
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(61,526)	(58,369)	(160,850)	$(82,065)
Reclassification adjustment for net realized losses (gains) included in net income	—	—	—	$(37,116)
Other comprehensive income (loss)	(61,526)	(58,369)	(160,850)	$(119,181)
Comprehensive income (loss) before preferred stock dividends	$(247,671)	$(219,696)	$(771,116)	$533,199
Dividends on preferred stock	$18,438	$18,438	$55,283	$55,313
Comprehensive income (loss) available to common stock shareholders	$(266,109)	$(238,134)	$(826,399)	$477,886

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as a consistent measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, because Earnings available for distribution excludes certain items that impact our cash needs. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$(204,583)	$(179,765)	$(281,202)	$(718)	$313,030
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	239,513	239,246	370,167	108,286	(239,524)
Net realized (gains) losses on sales of investments	37,031	—	—	—	—
(Gains) losses on extinguishment of debt	—	2,897	—	(980)	25,622
Interest expense on long term debt	—	—	—	—	238
Increase (decrease) in provision for credit losses	(1,534)	4,497	240	92	(386)
Net unrealized (gains) losses on derivatives	(10,307)	1,618	—	—	—
Transaction expenses	2,341	6,727	3,804	4,241	3,432
Stock Compensation expense for retirement eligible awards	(310)	(309)	723	(363)	(365)
Other investment (gains) losses	462	(980)	—	—	—
Earnings available for distribution	$62,613	$73,931	$93,732	$110,558	$102,047

GAAP net income (loss) per diluted common share	$(0.88)	$(0.76)	$(1.19)	$—	$1.30
Earnings available for distribution per adjusted diluted common share	$0.27	$0.31	$0.39	$0.46	$0.42

The following tables provide a summary of the Company’s MBS portfolio at September 30, 2022 and December 31, 2021.

	September 30, 2022
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,171,759	$46.17	67.11	5.0%	16.8%
Subordinated	506,901	67.54	60.90	4.6%	6.9%
Interest-only	3,363,236	4.95	2.86	1.0%	7.4%
Agency RMBS
Interest-only	1,229,240	5.48	3.13	0.8%	1.6%
Agency CMBS
Project loans	303,369	101.89	97.99	4.3%	4.1%
Interest-only	2,704,539	5.35	4.83	0.7%	3.8%
(1) Bond Equivalent Yield at period end.

	December 31, 2021
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,283,788	$48.02	$76.78	4.5%	18.0%
Subordinated	845,432	68.10	77.12	3.8%	7.1%
Interest-only	3,904,665	4.90	4.42	1.7%	13.2%
Agency RMBS
Interest-only	992,978	10.37	6.09	1.3%	0.3%
Agency CMBS
Project loans	560,565	101.77	109.61	4.3%	4.1%
Interest-only	2,578,640	5.70	5.69	0.7%	4.6%
(1) Bond Equivalent Yield at period end.

At September 30, 2022 and December 31, 2021, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	September 30, 2022			December 31, 2021
	(dollars in thousands)
	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
1 to 29 days	425,202	3.84%	2.77% - 6.11%	1,018,670	0.73%	0.11% - 1.95%
30 to 59 days	434,926	3.40%	2.74% - 4.13%	379,031	1.66%	1.55% - 1.70%
60 to 89 days	181,282	4.26%	2.45% - 4.93%	342,790	1.86%	0.90% - 2.35%
90 to 119 days	146,780	4.36%	3.63% - 5.96%	67,840	1.66%	1.66% - 1.66%
120 to 180 days	546,867	5.18%	3.98% - 6.06%	157,944	1.38%	0.95% - 1.45%
180 days to 1 year	596,387	4.67%	4.33% - 5.33%	895,210	3.70%	1.95% - 4.38%
1 to 2 years	—	NA	NA	143,239	3.05%	3.05% - 3.05%
2 to 3 years	489,487	6.79%	6.79% - 6.79%	—	NA	NA
Greater than 3 years	—	NA	NA	256,889	5.56%	5.56% - 5.56%
Total	$2,820,931	4.77%		$3,261,613	2.30%
(1) The principal balance for secured financing agreements in the table above is net of $3 million of deferred financing cost as of December 31, 2021.

The following table summarizes certain characteristics of our portfolio at September 30, 2022 and December 31, 2021.

	September 30, 2022	December 31, 2021
GAAP Leverage at period-end	3.9:1	3.0:1
GAAP Leverage at period-end (recourse)	1.1:1	0.9:1

	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.6%	10.1%	8.9%	12.1%
Senior	3.9%	4.5%	5.9%	6.5%
Subordinated	2.5%	4.2%	2.3%	4.4%
Interest-only	1.2%	1.4%	0.7%	1.2%
Agency RMBS	0.5%	0.8%	0.3%	0.4%
Pass-through	—%	—%	—%	—%
Interest-only	0.5%	0.8%	0.3%	0.4%
Agency CMBS	3.2%	5.3%	3.2%	5.2%
Project loans	2.2%	4.2%	2.2%	4.2%
Interest-only	1.0%	1.1%	1.0%	1.0%
Loans held for investment	88.7%	83.8%	87.6%	82.3%
Fixed-rate percentage of portfolio	96.3%	95.4%	95.5%	94.4%
Adjustable-rate percentage of portfolio	3.7%	4.6%	4.5%	5.6%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for interest expense on long term debt, net periodic interest cost of interest rate swaps and any interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for interest payments on long term debt and any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting interest payments on long term debt, net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Interest Expense on Long Term Debt	Economic Interest Expense	GAAP Net Interest Income	Other (1)	Economic Net Interest Income
For the Quarter Ended September 30, 2022	$188,303	$83,464	$122	$—	$83,586	$104,839	$(662)	$104,177
For the Quarter Ended June 30, 2022	$195,357	$78,467	$—	$—	$78,467	$116,890	$(81)	$116,809
For the Quarter Ended March 31, 2022	$202,175	$64,473	$—	$—	$64,473	$137,702	$(18)	$137,684
For the Quarter Ended December 31, 2021	$221,162	$66,598	$—	$—	$66,598	$154,564	$(12)	$154,552
For the Quarter Ended September 30, 2021	$220,579	$71,353	$—	$(239)	$71,114	$149,226	$220	$149,446
(1) Primarily interest expense on Long term debt, periodic net interest cost on swaps and interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	September 30, 2022			June 30, 2022
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$110,260	$274	1.0%	$126,498	$312	1.0%
Agency CMBS	445,191	4,784	4.3%	466,403	5,938	5.1%
Non-Agency RMBS	1,061,412	33,565	12.6%	1,098,317	39,362	14.3%
Loans held for investment	12,022,445	149,140	5.0%	12,378,236	149,664	4.8%
Total	$13,639,308	$187,763	5.5%	$14,069,454	$195,276	5.6%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS	$6,560	$45	2.7%	$14,665	$36	1.0%
Agency CMBS	350,883	2,009	2.3%	336,379	770	0.9%
Non-Agency RMBS	853,768	7,368	3.5%	831,864	6,221	3.0%
Loans held for investment	1,845,075	21,181	4.6%	2,190,270	18,077	3.3%
Securitized debt	8,176,766	52,983	2.6%	8,330,885	53,363	2.6%
Total	$11,233,052	$83,586	3.0%	$11,704,063	$78,467	2.7%

Economic net interest income/net interest rate spread		$104,177	2.5%		$116,809	2.9%

Net interest-earning assets/net interest margin	$2,406,256		3.1%	$2,365,391		3.3%

Ratio of interest-earning assets to interest bearing liabilities	1.21			1.20

(1) Interest-earning assets at amortized cost

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended September 30, 2022	(26.47)%	14.81%	13.30%
For the Quarter Ended June 30, 2022	(20.45)%	14.81%	13.29%
For the Quarter Ended March 31, 2022	(29.72)%	15.57%	14.38%
For the Quarter Ended December 31, 2021	1.87%	16.30%	15.45%
For the Quarter Ended September 30, 2021	35.47%	15.99%	14.54%
* Excludes long term debt expense.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Balance, beginning of period	$241,391	$258,494	$333,546	$352,545	$338,024
Accretion of discount	(12,989)	(17,408)	(19,470)	(22,172)	(21,820)
Purchases	—	—	—	—	1,995
Sales	—	—	—	—	—
Elimination in consolidation	—	—	(60,361)	—	—
Transfers from/(to) credit reserve, net	(20,590)	305	4,779	3,173	34,346
Balance, end of period	$207,812	$241,391	$258,494	$333,546	$352,545

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of a pandemic or other national or international crisis on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; our ability to consummate proposed transactions; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning

Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.